UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2018

Millendo Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 North Main Street, Suite 100 Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 845-9000

OvaScience, Inc.

9 Fourth Avenue

Waltham, Massachusetts 02451

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On December 7, 2018, immediately following the closing of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K), Millendo Therapeutics, Inc., formerly known as “OvaScience, Inc.” (the “Company”) entered into indemnification agreements with each of its directors and executive officers: Carol G. Gallagher, Pharm.D, Mary Lynne Hedley, Ph.D., Carole Nuechterlein, Julia C. Owens, Ph.D., John Howe, III, M.D., Randall W. Whitcomb, M.D., James Hindman, Habib J. Dable, Jeffery M. Brinza, Pharis Mohideen, M.D., and Louis J. Arcudi III.

The indemnification agreement requires that the Company, under the circumstances and to the extent provided for therein, indemnify such persons to the fullest extent permitted by applicable law against certain expenses, judgments, settlements and other amounts incurred by any such person as a result of such person being, or threatened to be, made a party to or participant in certain actions, suits and proceedings by reason of the fact that such person is or was a director or officer of the Company. The indemnification agreement also requires that the Company, under the circumstances and to the extent provided for therein, indemnify such persons to the fullest extent permitted by applicable law against certain expenses if such person is, or is threatened to be made, a party to or participant in a proceeding by or in the right of the Company to procure a judgment in its favor. The rights of each person who is a party to an indemnification agreement are not exclusive of any other rights to which such person may be entitled under applicable law, the Company’s certificate of incorporation, the Company’s bylaws, any other agreement, a vote of the Company’s stockholders, a resolution adopted by the Company’s board of directors or otherwise.

The foregoing description of the indemnification agreement is not complete and is subject to and qualified in its entirety by reference to the indemnification agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 7, 2018, the Company completed its reverse merger with what was then known as “Millendo Therapeutics, Inc.” (“Private Millendo”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization dated as of August 8, 2018, as amended on September 25, 2018 and November 1, 2018 (the “Merger Agreement”), by and among the Company, Private Millendo and Orion Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other matters, Merger Sub merged with and into Private Millendo, with Private Millendo continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”).  On December 6, 2018, in connection with, and prior to the completion of, the Merger, the Company effected a 1-for-15 reverse stock split of its common stock (the “Reverse Stock Split”), and immediately following the Merger, the Company changed its name to “Millendo Therapeutics, Inc.” Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Private Millendo, which is a biopharmaceutical company focused on developing novel treatments for orphan endocrine diseases.

Under the terms of the Merger Agreement, the Company issued shares of its common stock to Private Millendo’s stockholders, at an exchange ratio of 0.0744 shares of Company common stock, after taking into account the Reverse Stock Split, for each share of Private Millendo common stock outstanding immediately prior to the Merger.  The exchange ratio was determined through arm’s-length negotiations between the Company and Private Millendo.  The Company also assumed all of the stock options outstanding under the Private Millendo 2012 Equity Incentive Plan, as amended (the “Private Millendo Plan”), with such stock options henceforth representing the right to purchase a number of shares of Company common stock equal to 0.0744 multiplied by the number of shares of Private Millendo common stock previously represented by such options. The Company also assumed the Private Millendo Plan.

Immediately prior to the Merger, Private Millendo issued and sold an aggregate of approximately $29.5 million of shares of Private Millendo common stock (the “Pre-Closing Financing”) to certain existing stockholders of Private Millendo. The issuance of the shares of the Company’s common stock to the former stockholders of Private Millendo (other than shares of the Company’s common stock issued in exchange for the shares of Private Millendo common stock issued pursuant to the Pre-Closing Financing) was registered with the U.S. Securities and Exchange Commission (the “SEC”) on Registration Statement on Form S-4, as amended (Reg. No. 333-227547) (the “Registration Statement”).

The Company’s shares of common stock listed on The Nasdaq Capital Market, previously trading through the close of business on Friday, December 7, 2018 under the ticker symbol “OVAS,” commenced trading on The Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “MLND,” on Monday, December 10, 2018.  The Company’s common stock has a new CUSIP number, 60040X 103.

The Merger Agreement and related amendments are attached as Exhibits 2.1, 2.2 and 2.3 hereto and are incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

Following the closing of the Merger, on December 7, 2018, the Company issued and sold an aggregate of 1,230,158 shares of the Company’s common stock (the “Post-Closing Financing”) to an institutional investor (the “Post-Closing Financing Investor”) for $16.258065 per share, for total gross proceeds of approximately $20.0 million, pursuant to a stock purchase agreement the Company entered into with Private Millendo and the Post-Closing Financing Investor (as amended from time to time, the “Purchase Agreement”).

The Company sold the shares of common stock issued in the Post-Closing Financing without registration under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act promulgated thereunder, and in reliance on similar exemptions under applicable state securities laws for transactions by an issuer not involving any public offering. The resale of the Company’s common stock are registered pursuant to a resale Registration Statement on Form S-3, as amended (Reg. No. 333-228209). These registration rights granted under the Registration Rights Agreement dated as of November 1, 2018 (the “Registration Rights Agreement”) are subject to certain conditions and limitations, including the Company’s right to withdraw the resale registration statement on Form S-3 under certain circumstances. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions.

The foregoing descriptions of the Purchase Agreement, related amendment and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text thereof, which are filed as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report and incorporated by reference into this Item 3.02.

Item 3.03.  Material Modification to Rights of Security Holders.

As previously disclosed, at the special meeting of the Company’s stockholders held on December 4, 2018, the Company’s stockholders approved an amendment to the amended and restated certificate of incorporation of the Company to effect the Reverse Stock Split of the Company’s common stock, and approved an amendment to the amended and restated certificate of incorporation of the Company to change the Company’s name from “OvaScience, Inc.” to “Millendo Therapeutics, Inc.”

On December 6, 2018, in connection with, and prior to, the completion of the Merger, the Company filed an amendment to the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split were reduced into a smaller number of shares, such that every 15 shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s common stock. Immediately following the Reverse Stock Split and the Merger, there were 11,684,154 shares of the Company’s common stock outstanding. Immediately following the Post-Closing Financing, there were 12,914,312 shares of the Company’s common stock outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split will be rounded down to the nearest whole number and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Company’s common stock on The Nasdaq Capital Market on December 4, 2018.

On December 7, 2018, in connection with, and immediately following, the Merger, the Company filed an amendment to the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to change the Company’s name from “OvaScience, Inc.” to “Millendo Therapeutics, Inc.”

The foregoing descriptions of the amendment to the amended and restated certificate of incorporation and the amendment to the amended and restated certificate of incorporation are not complete and are subject to and qualified in their entirety by reference to the amendment to the amended and restated certificate of incorporation and the amendment to the amended and restated certificate of incorporation, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.

Item 5.01.  Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Pursuant to the Merger Agreement, all of the directors of the Company prior to the Merger, other than Dr. Howe, resigned as directors immediately prior to the effective time of the Merger. The Board then appointed, effective as of the effective time of the Merger, seven designees selected by Private Millendo, each to serve as directors in staggered classes agreed upon by the Company and Private Millendo prior to the completion of the Merger, with two of Private Millendo’s designees appointed to the class whose term expires in 2019, three of the of Private Millendo’s designees appointed to the class whose term expires in 2020 and the other of Private Millendo’s designees appointed to the class whose term expires in 2021.

In accordance with the Merger Agreement, on December, 7, 2018, immediately prior to the effective time of the Merger, Richard Aldrich, Jeffrey D. Capello, Mary Fisher, Marc Kozin, Christopher Kroeger, M.D., M.B.A. and John Sexton, Ph.D. resigned from the Company’s board of directors and any respective committees of the board of directors to which they belonged. Also on December 7, 2018, Dr. Howe, the sole remaining director, resigned from any committees of the board of directors to which he belonged, apart from the Audit Committee.

Effective as of the effective time of the Merger, the board of directors appointed Dr. Owens as a Class I director, whose term will expire at the 2019 annual meeting of stockholders, Dr. Gallagher as a Class III director, whose term expires at the Company’s 2021 annual meeting of stockholders, Ms. Nuechterlein as a Class II director, whose term will expire at the 2020 annual meeting of stockholders, Mr. Hindman as a Class II director, whose term will expire at the 2020 annual meeting of stockholders, Dr. Whitcomb as a Class II director, whose term will expire at the 2020 annual meeting of stockholders, Mr. Dable as a Class III director, whose term expires at the Company’s 2021 annual meeting of stockholders, and Dr. Hedley as a Class I director, whose term will expire at the 2019 annual meeting of stockholders.  Dr. Howe remains as a Class I director, whose term will expire at the 2019 annual meeting of stockholders.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 In accordance with the Merger Agreement, on December 7, 2018, immediately prior to the effective time of the Merger, Mr. Aldrich, Mr. Capello, Ms. Fisher, Mr. Kozin, Dr. Kroeger and Dr. Sexton resigned from the Company’s board of directors and any respective committees of the board of directors on which they served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Also on December 7, 2018, immediately prior to the effective time of the Merger, Dr. Kroeger, the Company’s President and Chief Executive Officer, Jonathan Gillis, the Company’s Senior Vice President of Finance, and James Lillie, the Company’s Chief Scientific Officer, resigned as officers of the Company.

(c)                                  On December 7, 2018, effective as of the effective time of the Merger, the Company’s board of directors appointed Dr. Gallagher as the Chair of the Company’s board of directors, Dr. Owens as the Company’s President and Chief Executive Officer, Mr. Arcudi as the Company’s Chief Financial Officer and Treasurer, Dr. Mohideen as the Company’s Chief Medical Officer and Mr. Brinza as the Company’s Secretary, Chief Administrative Officer and General Counsel, each to serve at the discretion of the Company’s board of directors. There are no family relationships among any of the Company’s directors and executive officers.

Julia C. Owens, Ph.D. is one of the co-founders of Private Millendo and has served as Private Millendo’s President and Chief Executive Officer and as a member of Private Millendo’s board of directors since its inception in January 2012. From 2010 to May 2012, Dr. Owens served as the Senior Vice President of Corporate Development and Strategy at Lycera Corp., a biopharmaceutical company. Prior to that, from 2004 to 2010, Dr. Owens served in a number of business development positions at QuatRx Pharmaceuticals Co., a biopharmaceutical company, including as Head of Business Development from 2009 to 2010. From 1999 to 2004, Dr. Owens served in a number of business development positions at Tularik Inc., a biotechnology company, which was acquired by Amgen, Inc. in 2004. Prior to that, from July to October 1999, Dr. Owens served as a Licensing Officer in the Office of Technology Management at the University of California, San Francisco. Dr. Owens received a B.S. in Chemistry and a B.A. in Molecular and Cellular Biology from the University of California, Berkeley, and a Ph.D. in Biochemistry from the University of California, San Francisco.

Private Millendo entered into an employment agreement with Dr. Owens in July 2012 setting forth the terms of her employment. Dr. Owens was entitled to an initial annual base salary of $300,000, which has been subsequently increased, most recently as of January 1, 2018, to $432,600. Pursuant to the agreement, Dr. Owens was granted a stock option to purchase 1,108,867 shares of Private Millendo Common Stock (which converted into options to purchase an aggregate of 82,499 shares of the Company’s common stock) in August 2012, under which 25% of the shares underlying the option would vest after 12 months of employment, and the remaining shares underlying the option would vest in equal monthly installments over 36 months following July 25, 2013, subject to Dr. Owens’ continued service, all shares of which were fully vested as of July 25, 2016. Dr. Owens was granted a stock option to purchase 2,037,648 shares of Private Millendo Common Stock (which converted into options to purchase an aggregate of 151,600 shares of the Company’s common stock) in January 2016, and a stock option to purchase 2,350,000 shares of Private Millendo Common Stock (which converted into options to purchase an aggregate of 174,839 shares of the Company’s common stock) in August 2018.  Both of these options will vest and become exercisable as follows: 25% of the option will vest and become exercisable on the one-year anniversary of the applicable vesting commencement date, and the remaining shares underlying the option will vest in equal monthly installments over 36 months thereafter, subject to Dr. Owens’ continued service.  Pursuant to Dr. Owens’ option awards, if Dr. Owens’ employment with Private Millendo (or any parent or subsidiary or successor of Private Millendo, including the Company) ends within six months prior to or within 12 months following a change in control of Private Millendo due to her resignation for “good reason” or her termination by Private Millendo other than for “cause,” death or disability, then her January 2016 and August 2018 options will accelerate in full. Dr. Owens is also eligible to receive an annual performance bonus with a target bonus of $216,300 for 2018, less applicable withholdings, with any such bonus to be determined at the sole discretion of Private Millendo’s board of directors. In December 2018,  Dr. Owens was granted a one-time discretionary bonus of $50,000.

Pursuant to her employment agreement, if Dr. Owens’ employment with Private Millendo ends due to her resignation for “good reason” or her termination by Private Millendo other than for “cause,” prior to a change in control of Private Millendo or within 12 months following a change in control, she is entitled to (1) continued payment of her base salary then in effect for six months following her termination (plus an additional month of severance for each full year of employment up to a maximum of 12 months) and (2) payment of premiums for continued health benefits to her and her dependents under COBRA for six months following her termination (plus an additional month of vesting for each full year of employment up to a maximum of 12 months of vesting). In addition, pursuant to her employment agreement, if Dr. Owens’ employment with Private Millendo ends due to her resignation for “good reason” or her termination by Private Millendo other than for “cause,” (a) Dr. Owens’ vesting of outstanding stock options will accelerate up to such number of shares subject to her option as would have vested had her employment continued for an additional six months (plus an additional month of vesting for each full year of employment, up to a maximum of 12 months) and (b) upon or within 12 months following a change in control, she is entitled to aforementioned payments, as well as 100% of her unvested stock that will vest, provided, that, her option is assumed or an equivalent option is substituted by Private Millendo or its successor, following a change in control. Dr. Owens’ benefits are conditioned, among other things, on her complying with her post-termination obligations under her employment agreement and signing a general release of claims in Private Millendo’s favor.

Louis J. Arcudi III has served as the Chief Financial Officer of Private Millendo since November 2018. Mr. Arcudi brings more than 20 years of financial and operational experience to Private Millendo. From December 2007 through October 2018, he served as Senior Vice President of Operations and Chief Financial Officer at Idera Pharmaceuticals. Prior to Idera, from June 2002 to December 2007, he served as Vice President of Finance and Administration for Peptimmune, Inc. where he handled all financial business and operations. Mr. Arcudi obtained an MBA from Bryant College and a B.S. in accounting and information systems from the University of Southern New Hampshire.

Pursuant to Mr. Arcudi’s November 2018 offer letter with Private Millendo, during his employment with Private Millendo, Mr. Arcudi has the customary duties applicable to his position as Chief Financial Officer. Mr. Arcudi receives an annual base salary of $350,000 and is eligible to receive an annual performance bonus of up to 40% of such base salary, less applicable withholdings, to be determined at the sole discretion of Private Millendo’s Board. During his employment, Mr. Arcudi is eligible to participate in Private Millendo’s applicable benefit plans as offered to other similarly situated employees. Subject generally to Mr. Arcudi’s continued employment as Private Millendo’s Chief Financial Officer (including continued service as the Company’s Chief Financial Officer), Mr. Arcudi was granted a stock option to purchase 74,400 shares of the Company’s common stock under the Company’s 2012 Plan, as amended, in December 2018, which will vest and become exercisable as follows: 25% of the option will vest and become exercisable after 12 months of employment, and the remaining shares underlying the option would vest in equal monthly installments over 36 months following November 1, 2019, subject to Mr. Arcudi’s continued service. If Mr. Arcudi’s employment with Private Millendo (or any parent or subsidiary or successor of Private Millendo, including the Company) ends within three months prior to or within 12 months following a change in control of Private Millendo due to his resignation for “good reason” or his termination by Private Millendo other than for “cause,” death or disability, then his options will accelerate in full.

Pursuant to his offer letter, if, three months prior to a change in control of Private Millendo or within 12 months following a change in control, Mr. Arcudi’s employment with Private Millendo ends due to his resignation for “good reason,” his termination by Private Millendo other than for “cause” or as a result of his death or disability, he is entitled to (1) continued payment of his base salary then in effect for twelve months following his termination and (2) payment of premiums for continued health benefits to him and his dependents under COBRA for up to 12 months following his termination.  Mr. Arcudi’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his offer letter, signing a general release of claims in Private Millendo’s favor and resigning from all positions that he holds with Private Millendo.

Pharis Mohideen, M.D. has served as the Chief Medical Officer of Private Millendo since October 2014. Prior to that, from June 2012 to October 2014, Dr. Mohideen served as the Vice President of Clinical Development at Shionogi Inc., a pharmaceutical company. From 2008 to June 2012, Dr. Mohideen served as an Executive Director of Novartis Oncology, a business unit of Novartis International AG, a pharmaceutical company (NYSE: NVS), and from 2006 to 2008, served as a Senior Director of Novartis International AG. Dr. Mohideen received a B.A. in Biology from the University of Hawaii, an M.S. in Clinical Investigation from Vanderbilt University, an M.D. from the University of Hawaii and an M.S. in Human Physiology from the University of Hawaii.

Private Millendo entered into an offer letter with Dr. Mohideen in October 2014 setting forth the terms of his employment. Dr. Mohideen was entitled to an initial annual base salary of $330,000, which has been subsequently increased, most recently as of January 1, 2018, to $367,602. Pursuant to the agreement, Dr. Mohideen was granted a stock option to purchase 358,845 shares of Private Millendo Common Stock (which converted into options to purchase an aggregate of 26,698 shares of the Company’s common stock) in December 2014, under which 25% of the shares underlying the option would vest after 12 months of employment, and the remaining shares underlying the option would vest in equal monthly installments over 36 months following October 27, 2015, subject to Dr. Mohideen’s continued service. Dr. Mohideen was granted a stock option to purchase 503,847 shares of Private Millendo Common Stock (which converted into options to purchase an aggregate of 37,485 shares of the Company’s common stock) in January 2016, and a stock option to purchase 550,000 shares of Private Millendo Common Stock (which converted into options to purchase an aggregate of 40,919 shares of the Company’s common stock) in August 2018.  Both of these options will vest and become exercisable as follows: 25% of the option will vest and become exercisable on the one-year anniversary of the applicable vesting commencement date, and the remaining shares underlying the option will vest in equal monthly installments over 36 months thereafter, subject to Dr. Mohideen’s continued service.  Pursuant to Dr. Mohideen’s option awards, if Dr. Mohideen’s employment with Private Millendo (or any parent or subsidiary or successor of Private Millendo, including the Company) ends within six months prior to or within 12 months following a change in control of Private Millendo due to his resignation for “good reason” or his termination by Private Millendo other than for “cause,” death or disability, then his January 2016 and August 2018 options will accelerate in full. Dr. Mohideen is also eligible to receive an annual performance bonus, with a target bonus of $128,660 for 2018, less applicable withholdings, with any such bonus to be determined at the sole discretion of Private Millendo’s board of directors.

Pursuant to his offer letter, if, immediately prior to a change in control of Private Millendo or within 12 months following a change in control, Dr. Mohideen’s employment with Private Millendo ends due to his resignation for “good reason,” his termination by Private Millendo other than for “cause” or as a result of his death or disability, he is entitled to (1) continued payment of his base salary then in effect for six months following his termination and (2) acceleration of 100% of his outstanding and unvested stock options. Dr. Mohideen’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his offer letter, signing a general release of claims in Private Millendo’s favor and resigning from all positions that he holds with Private Millendo.

Jeffery M. Brinza, J.D. has served as the Chief Administrative Officer and General Counsel of Private Millendo since March 2018. Prior to that, Mr. Brinza served as Private Millendo’s Senior Vice President, Administration and General Counsel since August 2015. From March 2014 until December 2017, Mr. Brinza also served as Secretary and a member of the board of directors of ENT Biotech Solutions, Inc., a medical device company. From 2009 to August 2015, Mr. Brinza served as the General Counsel, Secretary and Chief Compliance Officer at RGIS LLC, an inventory service provider. From 2005 to 2009, Mr. Brinza served as the General Counsel at QuatRx Pharmaceuticals Co., a biopharmaceutical company. Mr. Brinza received a B.A. in Computer and Communications Sciences and Economics from the University of Michigan and a J.D. from the University of Michigan Law School.

Private Millendo entered into an offer letter with Mr. Brinza in July 2015 setting forth the terms of his employment. Mr. Brinza was entitled to an initial annual base salary of $255,000, which has been subsequently increased, most recently as of January 1, 2018, to $310,000. Pursuant to the agreement and as subsequently determined by Private Millendo’s board of directors, Mr. Brinza was granted a stock option to purchase 666,800 shares of Private Millendo Common Stock (which converted into options to purchase an aggregate of 49,609 shares of the Company’s common stock) in January 2016. Mr. Brinza was granted a stock option to purchase 600,000 shares of Private Millendo Common Stock (which converted into options to purchase an aggregate of 44,639 shares of the Company’s common stock) in August 2018.  Both of these options will vest and become exercisable as follows: 25% of the option will vest and become exercisable on the one-year anniversary of the applicable vesting commencement date, and the remaining shares underlying the option will vest in equal monthly installments over 36 months thereafter, subject to Mr. Brinza’s continued service.  Pursuant to Mr. Brinza’s option awards, if Mr. Brinza’s employment with Private Millendo (or any parent or subsidiary or successor of Private Millendo, including the Company) ends within six months prior to or within 12 months following a change in control of Private Millendo due to his resignation for “good reason” or his termination by Private Millendo other than for “cause,” death or disability, then his January 2016 and August 2018 options will accelerate in full. Mr. Brinza is also eligible to receive an annual performance bonus, with a target bonus of $108,500 for 2018, less applicable withholdings, with any such bonus to be determined at the sole discretion of Private Millendo’s board of directors. In November 2018, Mr. Brinza was granted a one-time discretionary bonus of $16,000.

As disclosed in Item 1.01 of this Current Report on Form 8-K, each of Dr. Owens, Dr. Mohideen, Mr. Arcudi, and Mr. Brinza entered into an indemnification agreement with the Company on December 7, 2018, immediately following the Merger.

Please see the section of the Registration Statement entitled “Matters Being Submitted to a Vote of OvaScience Stockholders – Proposal No. 4: Approval of an Amendment to the OvaScience 2012 Stock Incentive Plan – Summary of the 2012 Plan” for information regarding the the Company’s 2012 Plan, as amended, which such information is incorporated herein by reference.

(d)                                 The information set forth in Item 5.01 of this Current Report on Form 8-K with respect to the appointment of directors to the Company’s board of directors pursuant to and in accordance with the Merger Agreement is incorporated by reference into this Item 5.02(d).

Audit Committee

On December 7, 2018, Mr. Hindman, Dr. Whitcomb and Dr. Howe were appointed to the audit committee of the Company’s board of directors, and Mr. Hindman was appointed as the chair of the audit committee.

Compensation Committee

On December 7, 2018, Dr. Gallagher, Mr. Dable and Dr. Whitcomb were appointed to the compensation committee of the Company’s board of directors, and Dr. Gallagher was appointed as the chair of the compensation committee.

Nominating and Corporate Governance Committee

On December 7, 2018, Dr. Hedley and Ms. Nuechterlein were appointed to the nominating and corporate governance committee of the Company’s board of directors, and Dr. Hedley was appointed as the chair of the nominating and corporate governance committee.

Affiliations with 5% Stockholders

Dr. Gallagher currently serves as a member of the Company’s board of directors and serves as a Partner at New Enterprise Associates, Inc., which is the general partner of New Enterprise Associates 15, L.P. and NEA Ventures 2015, L.P. (collectively, the “NEA Entities”) which, in the aggregate, currently hold more than 5% of the Company’s outstanding common stock.  As a result of the Merger, the NEA Entities received, in the aggregate, approximately 1,766,779 shares (as adjusted for the Reverse Stock Split) of Company common stock in exchange for the shares of Private Millendo common stock the NEA Entities held immediately prior to the Merger.

Ms. Nuechterlein currently serves as a member of the Company’s board of directors and serves as a Head at Roche Venture Fund, which is an affiliate of Roche Finance Ltd., which, in the aggregate, currently holds more than 5% of the Company’s outstanding common stock.  As a result of the Merger, Roche Finance Ltd. received approximately 755,847 shares (as adjusted for the Reverse Stock Split) of Company common stock in exchange for the shares of Private Millendo common stock Roche Finance Ltd. held immediately prior to the Merger.

As further described in Item 1.01 above, each of Dr. Howe, Dr. Gallagher, Ms. Nuechterlein, Mr. Hindman, Dr. Whitcomb, Mr. Dable, and Dr. Hedley entered into the Company’s standard form of indemnity agreement with the Company on December 7, 2018, immediately following the Merger.

The Company expects to review its non-employee director cash and equity compensation policies and such policies may be subject to change.

(e)                                  On December 7, 2018, pursuant to the Merger Agreement, the Company assumed the Private Millendo Plan, which was amended in November 2018 to establish a sub plan (the “Sub Plan”), which will govern awards of stock options intended to qualify for favorable French income and social tax treatment granted to our non-employee directors and employees who are either French resident taxpayers and/or subject to the French social security scheme in France. The Sub Plan was adopted under the Private Millendo Plan. Subject to the general limits under the Private Millendo Plan, the total number of shares subject to outstanding options under the Sub Plan will never cover shares exceeding one-third of the Company’s outstanding capital stock at any time. Please see the section of the Registration Statement entitled “Management Following the Merger — Employment Benefits Plan — Equity Incentive Plans — 2012 Equity Incentive Plan” for information regarding the Private Millendo Plan, which such information is incorporated herein by reference.

The foregoing description of the Sub Plan is not complete and is subject to and qualified in its entirety by reference to the Sub Plan, a copy of which is attached as Exhibit 10.5 hereto and is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                  To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01.  Other Events.

On December 7, 2018, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(a)                  Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) were previously filed with the SEC as part of the definitive proxy statement filed on November 6, 2018 and the Form 8-K filed on November 26, 2018 and, pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) were previously filed with the SEC as part of the definitive proxy statement filed on November 6, 2018 and the Form 8-K filed on November 26, 2018 and, pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.

(d)    Exhibits

Exhibit No.	Description

2.1*

Agreement and Plan of Merger and Reorganization, dated as of August 8, 2018, by and among the registrant, Orion Merger Sub, Inc. and Millendo Therapeutics, Inc. (incorporated by reference from Exhibit 2.1 to Amendment No. 1 to the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on November 1, 2018, File No. 333-227547).

2.2*

First Amendment to Agreement and Plan of Merger and Reorganization, dated as of August 8, 2018, by and among the registrant, Orion Merger Sub, Inc. and Millendo Therapeutics, Inc., dated as of September 25, 2018 (incorporated by reference from Exhibit 2.2 to Amendment No. 1 to the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on November 1, 2018, File No. 333-227547).

2.3*

Second Amendment to Agreement and Plan of Merger and Reorganization, dated as of August 8, 2018, by and among the registrant, Orion Merger Sub, Inc. and Millendo Therapeutics, Inc., dated as of November 1, 2018 (incorporated by reference from Exhibit 2.3 to Amendment No. 1 to the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on November 1, 2018, File No. 333-227547).

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of the registrant.

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of the registrant.

10.1+	Form of Indemnity Agreement between the Registrant and each of its directors and executive officers.

10.2*

Stock Purchase Agreement, dated November 1, 2018, by and among the registrant, the purchasers set forth on Schedule I thereto and Millendo Therapeutics, Inc. (incorporated by reference from Exhibit 10.45 to Amendment No. 1 to the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on November 1, 2018, File No. 333-227547).

10.3*

First Amendment to Stock Purchase Agreement, dated November 28, 2018, by and among OvaScience, Inc., the purchasers set forth on Schedule I thereto and Millendo Therapeutics, Inc. (incorporated by reference from Exhibit 4.10 to Amendment No. 1 to the Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on November 28, 2018, File No. 333-228209).

10.4*

Registration Rights Agreement, dated November 1, 2018, by and among OvaScience, Inc. and the persons listed on Schedule A thereto (incorporated by reference from Exhibit 10.46 to Amendment No. 1 to the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on November 1, 2018, File No. 333-227547).

10.5+	Sub Plan for French Residents to the Millendo Therapeutics, Inc. 2012 Stock Plan, as amended.

99.1	Press release issued on December 7, 2018.

*                      Previously filed.

+                      Management contract or compensatory plans or arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENDO THERAPEUTICS, INC.

Date: December 13, 2018	By:	/s/ Julia C. Owens, Ph.D.
Julia C. Owens, Ph.D.
President and Chief Executive Officer